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                                                               EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Tekelec on Form S-8 (to be filed on or about October 13, 1997) of our report dated February 5, 1997, on our audits of the consolidated financial statements and consolidated financial statement schedule of Tekelec as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.



Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

Sherman Oaks, California
October 10, 1997